UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported:  July 21, 2010

                         AMR CORPORATION.                   _
(Exact name of registrant as specified in its charter)

          Delaware                                     1-8400                                      75-1825172           _
(State of Incorporation) ( Commission File Number)     (IRS Employer Identification No.)

4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)  (Zip Code)

                     (817) 963-1234                 _
                                                                               (Registrant's telephone number)

             (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 20, 2010, Thomas W. Horton was elected President of AMR Corporation (“AMR”) and its wholly-owned subsidiary, American Airlines, Inc. (“American”), effective July 22, 2010.  Gerard J. Arpey, who has served as AMR’s and American’s President and Chief Executive Officer since April 2003 and Chairman since May 2004, continues to serve as the Chairman and Chief Executive Officer of AMR and American.  Previously, Mr. Horton, age 49, served as Executive Vice President of Finance and Planning and Chief Financial Officer of AMR and American since March 2006, when he returned to American from AT&T Corp., a telecommunications company, where he had been Vice Chairman and Chief Financial Officer.  Prior to leaving for AT&T Corp., Mr. Horton was Senior Vice President and Chief Financial Officer of AMR and American from January 2000 to 2002.  From June 1994 to January 2000, Mr. Horton served as a Vice President of American and prior to that served in various management positions of American beginning in 1985.

Also, Isabella D. Goren was elected Senior Vice President and Chief Financial Officer of AMR and American and will be the principal accounting officer of each, effective July 22, 2010. Ms. Goren, age 50, previously served as American’s Senior Vice President of Customer Relationship Marketing and Reservations since March 2006.  Prior to that position, she served as American’s Vice President – Interactive Marketing and Reservations from July 2003 to March 2006,  Vice President – Customer Services Planning from October 1998 to June 2003, and President of AMR Services, a former subsidiary of AMR, from September 1996 to October 1998.  Prior to that, Ms. Goren served in various management positions of American beginning in 1986.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

               AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  July 21, 2010